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As filed with the Securities and Exchange Commission on March 3, 2009

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AECOM TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	8711	61-1088522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

555 South Flower Street, Suite 3700
Los Angeles, California 90071
(213) 593-8000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John M. Dionisio
President and Chief Executive Officer
AECOM Technology Corporation
555 South Flower Street, Suite 3700
Los Angeles, California 90071
(213) 593-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric Chen, Esq.
Senior Vice President,
Finance, and
General Counsel
AECOM Technology Corporation
555 South Flower Street, Suite 3700
Los Angeles, CA 90071
(213) 593-8000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee(1)

Debt Securities

Common Stock

Preferred Stock

Warrants

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may, from time to time, be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

AECOM TECHNOLOGY CORPORATION

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

        We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock or warrants. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "ACM."

        Investing in our securities involves risks. See "Risk Factors" section of our filings with the SEC and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is March 3, 2009.

        If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS
(Cautionary Statements Under the Private Securities Litigation Reform Act of 1995)

        This prospectus and the documents incorporated herein by reference contain statements which, to the extent that they do not recite historical fact, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe," "expect," "estimate," "may," "will," "could," "plan" or "continue" and similar expressions are intended to identify forward-looking statements. Such forward-looking information involves important risks and uncertainties that could materially alter results in the future from those expressed in any forward-looking statements made by us or on our behalf. These risks and uncertainties include, but are not limited to:

  •
  the current economic downturn in the U.S. and international markets;

  •
  our dependence on long-term government contracts, which are subject to the government's budgetary approval process;

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  the possibility that our government contracts may be terminated by the government;

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  our ability to successfully manage our joint ventures;

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  the risk of employee misconduct or our failure to comply with laws and regulations;

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  our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies into our business;

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  our ability to attract and retain key technical and management personnel;

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  our ability to complete our backlog of uncompleted projects as currently projected;

  •
  competitive pressures and trends in our industry;

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  our liquidity and capital resources; and

  •
  other factors identified throughout this prospectus and the documents incorporated herein by reference.

        Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

        In addition, the documents incorporated by reference into this prospectus contains industry data related to our business and the markets in which we operate. This data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results could differ from the projections.

        We caution you that forward-looking statements are only predictions and that actual events or results may differ materially. In evaluating these statements, you should specifically consider the various factors that could cause actual events or results to differ materially from those indicated by the forward-looking statements, including the information that we discuss in the section entitled "Risk Factors" in our SEC filings, including the quarterly report on Form 10-Q for the quarter ended December 31, 2008.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, from time to time.

        The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock; and

  •
  warrants.

        Each time we sell securities pursuant to this prospectus, we will provide, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

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  the names of any underwriters or agents through or to which we will sell the securities;

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  any compensation of those underwriters or agents; and

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  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        You should rely on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY

        We are a leading global provider of professional technical and management support services for commercial and government clients around the world. We provide planning, consulting, architectural and engineering design, and program and construction management services for a broad range of projects, including highways, airports, bridges, mass transit systems, government and commercial buildings, water and wastewater facilities and power transmission and distribution. We also provide facilities management, training, logistics and other support services, primarily for agencies of the U.S. government.

        Through our network of approximately 43,000 employees, we provide our services in a broad range of end markets, including the transportation, facilities, environmental, and energy markets. According to Engineering News-Record's ("ENR") 2008 Design Survey, we are the largest general architectural and engineering design firm in the world, ranked by 2007 design revenue. In addition, we are ranked by ENR as the leading firm in a number of design end markets, including transportation and general building.

        We were formed in 1980 as Ashland Technology Corporation, a Delaware corporation and a wholly owned subsidiary of Ashland Inc., an oil and gas refining and distribution company. Our principal executive offices are located at 555 South Flower Street, 37th Floor, Los Angeles, California 90071 and our telephone number is (213) 593-8000. Our website is located at http://www.aecom.com. The information contained on our website is not a part of this prospectus.

        References in this prospectus to "AECOM," "the Company," "we," "us" or "our" refer to AECOM Technology Corporation and its consolidated subsidiaries, unless we indicate otherwise.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Quarter ended December 31, 2008	Year ended September 30, 2008	Year ended September 30, 2007	Year ended September 30, 2006	Year ended September 30, 2005	Year ended September 30, 2004
5.5x	7.0x	5.5x	3.4x	4.5x	4.8x

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, including amortization of capitalized debt issuance costs and such portion of rental expense that is attributable to interest expense. Earnings consist of income before taxes, excluding undistributed earnings of unconsolidated joint ventures, plus fixed charges.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED SECURITY DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred security dividends for each of the periods indicated:

Quarter ended December 31, 2008	Year ended September 30, 2008	Year ended September 30, 2007	Year ended September 30, 2006	Year ended September 30, 2005	Year ended September 30, 2004
5.5x	7.0x	5.5x	3.1x	3.3x	3.4x

        The ratio of earnings to combined fixed charges and preferred security dividends was computed by dividing earnings by combined fixed charges and preferred security dividends. For this purpose, fixed charges consist of interest expense, including amortization of capitalized debt issuance costs and such portion of rental expense that is attributable to interest expense. Earnings consist of income before taxes, excluding undistributed earnings of unconsolidated joint ventures, plus fixed charges.

 DESCRIPTION OF CAPITAL STOCK

Common Stock

        As of February 4, 2009, we had 150,000,000 authorized shares of common stock, of which 104,904,879 shares were outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. All shares of common stock have equal voting rights.

        Subject to the rights pertaining to any series of preferred stock, in the event of our liquidation, holders of our common stock are entitled to share ratably in our assets legally available for distribution after the payment of our debts. The shares of common stock have no preemptive, subscription, conversion or redemption rights.

        Subject to the rights of the holders of preferred stock, the holders of the common stock are entitled to receive dividends, when, as and if declared by our Board of Directors, from funds legally available for such dividend payments.

Preferred Stock

        As of February 4, 2009, we had 8,000,000 authorized shares of preferred stock, of which 25,200 shares were outstanding. Under our certificate of incorporation, our Board of Directors, without further approval of the stockholders, may establish the powers, preferences, rights, qualifications and limitations, including the dividend rights, dividend rates, conversion rights, conversion prices, voting rights and redemption rights, of any series of preferred stock and may authorize the issuance of any such series. We will set forth in the applicable prospectus supplement a description and the particular terms of any series of preferred stock that may be offered pursuant to this prospectus.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description and the particular terms of any debt securities or warrants that may be offered pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

  •
  through agents;

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  to or through underwriters;

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  through broker-dealers (acting as agent or principal);

  •
  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other exchange where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of AECOM Technology Corporation included in AECOM Technology Corporation's Annual Report (Form 10-K/A) for the year ended September 30, 2008, and the effectiveness of AECOM Technology Corporation's internal control over financial reporting as of September 30, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Earth Tech as of and for the years ended September 28, 2007, September 29, 2006 and September 30, 2005, included in Form 8-K/A filed by AECOM Technology Corporation on October 10, 2008 (the "Form 8-K/A") and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in Form 8-K/A (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting principles), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file periodic reports, proxy statements and other information with the SEC. Any document that we file with the SEC may be inspected without charge at the public reference facilities maintained by the SEC in its Public Reference Room, 100 F. Street, N.E., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may also access our SEC filings on our website at http://www.aecom.com.

INCORPORATION BY REFERENCE

        THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

  •
  our Annual Report on Form 10-K/A for the year ended September 30, 2008 (including information specifically incorporated by reference therein from our Proxy Statement, filed with the SEC on January 23, 2009, for our 2009 Annual Meeting of Stockholders);

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  our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

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  our Current Reports on Form 8-K filed with the SEC on October 10, 2008 and December 5, 2008; and

  •
  the description of our capital stock contained in our registration statement on Form S-1 (Registration No. 333-141142) filed with the SEC on May 8, 2007, including any amendment or report filed with the SEC for purpose of updating this description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

        We will furnish without charge to you, including any beneficial owner to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to AECOM Technology Corporation, 555 South Flower Street, 37th Floor, Los Angeles, California 90071, Attention: Corporate Secretary, telephone: (213) 593-8000.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC registration fee	*
Legal fees and expenses	(1)
Fees and expenses of qualification under state securities laws (including legal fees)	(1)
Accounting fees and expenses	(1)
Printing fees	(1)
Rating agency fees	(1)
Miscellaneous	(1)
Total	(1)

    *
    In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

    (1)
    Because an indeterminate amount of securities is covered by this registration statement, and these fees are calculated based on the securities offered and the number of issuances, the fees in connection with the issuance and distribution of the securities cannot be estimated at this time.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102 of the Delaware General Corporation Law, as amended (the "DGCL"), allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under the DGCL.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Numbers		Description
4.1	(1)	Restated Certificate of Incorporation
4.2	(2)	Certificate of Designations for Class C Preferred Stock
4.3	(3)	Certificate of Designations for Class E Preferred Stock
4.4	(4)	Certificate of Designations for Class F Convertible Preferred Stock, Series 1
4.5	(5)	Certificate of Designations for Class G Convertible Preferred Stock, Series 1
4.6	(6)	Restated Bylaws
4.7	(7)	Form of Common Stock Certificate
4.8	(8)	Investor Rights Agreement, dated as of February 9, 2006, among Registrant and the investors party thereto
4.9	(9)	Joinder Agreement, dated as of February 9, 2006, between the Registrant and the investor party thereto

Exhibit Numbers		Description
4.10	(10)	Joinder Agreement, dated as of February 14, 2006, between the Registrant and the investor party thereto
4.11	(11)	Amendment No. 1 to Investor Rights Agreement, dated as of February 14, 2006, among the Registrant and the investors party thereto
5.1	+	Opinion of Gibson, Dunn & Crutcher LLP
12.1	+	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Security Dividends
23.1	+	Consent of Gibson, Dunn & Crutcher, LLP (included as part of Exhibit 5.1)
23.2	+	Consent of Independent Registered Public Accounting Firm
23.3	+	Consent of Independent Auditors
24.1		Power of Attorney (included on signature page)

(1)
Incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(2)
Incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(3)
Incorporated by reference to Exhibit 3.3 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(4)
Incorporated by reference to Exhibit 3.4 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(5)
Incorporated by reference to Exhibit 3.5 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(6)
Incorporated by reference to Exhibit 3.6 to Amendment No. 1 to the Company's registration statement on Form 10 filed with the SEC on March 7, 2007.

(7)
Incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(8)
Incorporated by reference to Exhibit 4.2 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(9)
Incorporated by reference to Exhibit 4.3 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(10)
Incorporated by reference to Exhibit 4.4 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(11)
Incorporated by reference to Exhibit 4.5 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

+
Filed herewith.

ITEM 17.   UNDERTAKINGS.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on February 26, 2009.

AECOM TECHNOLOGY CORPORATION
By:	/s/ ERIC CHEN Eric Chen Senior Vice President, Finance, and General Counsel

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Chen and David Y. Gan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN M. DIONISIO John M. Dionisio	Director, President and Chief Executive Officer (Principal Executive Officer)	February 26, 2009
/s/ MICHAEL S. BURKE Michael S. Burke	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 26, 2009
/s/ RONALD E. OSBORNE Ronald E. Osborne	Vice President, Corporate Controller (Principal Accounting Officer)	February 26, 2009
/s/ RICHARD G. NEWMAN Richard G. Newman	Director, Chairman	February 26, 2009
/s/ FRANCIS S.Y. BONG Francis S.Y. Bong	Director, Chairman Asia	February 26, 2009
/s/ H. FREDERICK CHRISTIE H. Frederick Christie	Director	February 26, 2009

Signature	Title	Date

/s/ JAMES H. FORDYCE James H. Fordyce	Director	February 26, 2009
/s/ S. MALCOLM GILLIS S. Malcolm Gillis	Director	February 26, 2009
/s/ LINDA GRIEGO Linda Griego	Director	February 26, 2009
/s/ ROBERT J. LOWE Robert J. Lowe	Director	February 26, 2009
/s/ NORMAN Y. MINETA Norman Y. Mineta	Director	February 26, 2009
/s/ WILLIAM G. OUCHI William G. Ouchi	Director	February 26, 2009
/s/ WILLIAM P. RUTLEDGE William P. Rutledge	Director	February 26, 2009

Signature	Title	Date

EXHIBIT INDEX

Exhibit Numbers		Description
4.1	(1)	Restated Certificate of Incorporation
4.2	(2)	Certificate of Designations for Class C Preferred Stock
4.3	(3)	Certificate of Designations for Class E Preferred Stock
4.4	(4)	Certificate of Designations for Class F Convertible Preferred Stock, Series 1
4.5	(5)	Certificate of Designations for Class G Convertible Preferred Stock, Series 1
4.6	(6)	Restated Bylaws
4.7	(7)	Form of Common Stock Certificate
4.8	(8)	Investor Rights Agreement, dated as of February 9, 2006, among Registrant and the investors party thereto
4.9	(9)	Joinder Agreement, dated as of February 9, 2006, between the Registrant and the investor party thereto
4.10	(10)	Joinder Agreement, dated as of February 14, 2006, between the Registrant and the investor party thereto
4.11	(11)	Amendment No. 1 to Investor Rights Agreement, dated as of February 14, 2006, among the Registrant and the investors party thereto
5.1	+	Opinion of Gibson, Dunn & Crutcher LLP
12.1	+	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Security Dividends
23.1	+	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1)
23.2	+	Consent of Independent Registered Public Accounting Firm
23.3	+	Consent of Independent Auditors
24.1		Power of Attorney (included on signature page)

(1)
Incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(2)
Incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(3)
Incorporated by reference to Exhibit 3.3 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(4)
Incorporated by reference to Exhibit 3.4 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(5)
Incorporated by reference to Exhibit 3.5 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(6)
Incorporated by reference to Exhibit 3.6 to Amendment No. 1 to the Company's registration statement on Form 10 filed with the SEC on March 7, 2007.

(7)
Incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(8)
Incorporated by reference to Exhibit 4.2 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(9)
Incorporated by reference to Exhibit 4.3 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(10)
Incorporated by reference to Exhibit 4.4 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

(11)
Incorporated by reference to Exhibit 4.5 to the Company's registration statement on Form 10 filed with the SEC on January 29, 2007.

+
Filed herewith.